                        HEALTHCARE SERVICES GROUP, INC.
                   REPORTS RESULTS FOR THE THREE MONTHS ENDED
          MARCH 31, 2006 AND DECLARES FIRST QUARTER 2006 CASH DIVIDEND

         o  NET INCOME UP 36% ON AN 4% INCREASE IN REVENUES

         o QUARTERLY CASH DIVIDEND RAISED 10% OVER 2005 FOURTH QUARTER CASH DIVIDEND AND 57% OVER 2005 FIRST QUARTER CASH DIVIDEND

Bensalem, PA - April 18, 2006, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended March 31, 2006 increased by 4 % to $118,918,000 compared to $114,695,000 for the same 2005 period. Net income increased 36% for the three months ended March 31, 2006 to $5,791,000 or $.21 per basic and $.20 per diluted common share, compared to the 2005 first quarter net income of $4,263,000 or $.16 per basic and $.15 per diluted common share.

         Additionally, the Company's Board of Directors has declared a first quarter 2006 cash dividend of $.11 per common share payable on May 10, 2006 to shareholders of record at the close of business April 28, 2006. The first quarter 2006 cash dividend represents a 10% increase over the cash dividend declared for the 2005 fourth quarter and is the twelfth consecutive regular quarterly cash dividend payment, as well as the eleventh consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.

1st Quarter Earnings Release                                             Page 2
April 18, 2006


CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This report includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of revenues in the three month period ended March 31, 2006 (the client has completed its previously announced merger on March 14, 2006); our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005 in Part I thereof under "Government Regulation of Clients", "Competition", "Service Agreements/Collections" and "Risk Factors". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify

Earnings Release                                                April 18, 2006
Page 3

legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

                         HEALTHCARE SERVICES GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                       March 31, 2006           December 31, 2005
                                                      ---------------           -----------------
Cash and cash equivalents                             $    97,396,000           $    91,005,000
Accounts receivable, net                                   62,777,000                59,197,000
Other current assets                                       16,383,000                15,414,000
                                                      ---------------           ---------------
  Total current assets                                    176,556,000               165,616,000

Property and equipment, net                                 4,726,000                 4,744,000
Notes receivable- long term, net                            4,329,000                 4,555,000
Deferred compensation funding                               6,151,000                 5,626,000
Other assets                                                8,071,000                 7,889,000
                                                      ---------------           ---------------

Total Assets                                          $   199,833,000           $   188,430,000
                                                      ===============           ===============




Accrued insurance claims- current                     $     4,445,000           $     4,405,000
Other current liabilities                                  24,290,000                18,676,000
                                                      ---------------           ---------------
  Total current liabilities                                28,735,000                23,081,000

Accrued insurance claims- long term                        10,372,000                10,277,000
Deferred compensation liability                             7,693,000                 6,909,000
Stockholders' equity                                      153,033,000               148,163,000
                                                      ---------------           ---------------

Total Liabilities and Stockholders' Equity            $   199,833,000           $   188,430,000
                                                      ===============           ===============

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                              For the Three Months Ended
                                                                       March 31,
                                                               2006                2005
                                                           --------------      -------------

Revenues                                                   $ 118,918,000       $ 114,695,000
Operating costs and expenses:
   Cost of services provided                                 102,182,000          99,770,000
   Selling, general and administrative                         8,891,000           8,429,000
Other income:
    Investment and interest                                    1,347,000             380,000
                                                           -------------       -------------
Income before income taxes                                     9,192,000           6,876,000
Income taxes                                                   3,401,000           2,613,000
                                                           -------------       -------------
Net income                                                 $   5,791,000       $   4,263,000
                                                           =============       =============

Basic earnings per common share                            $         .21       $         .16
                                                           =============       =============

Diluted earnings per common share                          $         .20       $         .15
                                                           =============       =============

Cash dividends per common share                            $         .10       $         .06
                                                           =============       =============

Basic weighted average number of
     common shares outstanding                                27,320,000          26,622,000
                                                           =============       =============

Diluted weighted average number of
     common shares outstanding                                28,620,000          28,036,000
                                                           =============       =============
